EXHIBIT 9(C)(I)
                            ADMINISTRATION AGREEMENT


                  AGREEMENT made as of the 1st day of July, 1996 by and between Harris Insight Funds Trust, a Massachusetts business trust (the "Trust"), on its own behalf and on behalf of each of the Funds listed on Schedule A, as such Schedule shall be amended from time to time (each, a "Fund," together, the "Funds"), and Harris Trust & Savings Bank, an Illinois Corporation (the "Administrator").

                                   WITNESSETH:

                  WHEREAS, the Trust is registered as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Trust, on behalf of each individual Fund, and the Administrator are also parties to Advisory Contracts (the "Advisory Contracts") pursuant to which Harris Trust & Savings Bank will serve as investment adviser (the "Investment Adviser") to the Funds; and

                  WHEREAS, the Trust desires to retain the Administrator to render or otherwise provide for administrative services in the manner and on the terms and conditions hereafter set forth; and

                  WHEREAS, the Administrator desires to be so retained on said terms and conditions.

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the Trust and the Administrator agree as follows:

         1. Appointment and Acceptance. The Trust hereby appoints Harris Trust & Savings Bank to act as Administrator of the Funds, subject to the supervision and direction of the Board of Trustees of the Trust, as hereinafter set forth. The Administrator hereby accepts such appointment and agrees to furnish or cause to be furnished the services contemplated by this Agreement.





         2.       Duties of the Administrator.

                 (a) The Administrator shall perform or arrange for the performance of the following administrative and clerical services: (i) maintain and preserve the books and records, including financial and corporate records, of the Trust as required by law or otherwise for the proper operation of the Trust; (ii) prepare and, subject to approval by the Trust, file registration statements, notices, reports, tax returns and other documents required by U.S. Federal, state and other applicable laws and regulations (other than state "blue sky" laws), including proxy materials and periodic reports to Fund shareholders, oversee the preparation and filing of registration statements, notices, reports and other documents required by state "blue sky" laws, and oversee the monitoring of sales of shares of the Funds for compliance with state securities laws; (iii) calculate and publish the net asset value of each Fund's shares;
(iv) calculate dividends and distributions and performance data, and prepare other financial information regarding the Trust; (v) oversee and assist in the coordination of, and, as the Board may reasonably request or deem appropriate, make reports and recommendations to the Board on, the performance of administrative and professional services rendered to the Funds by others, including the custodian, registrar, transfer agent and dividend disbursing agent, shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable; (vi) furnish corporate secretarial services to the Trust, including, without limitation, preparation of materials necessary in connection with meetings of the Trust's Board of Trustees, including minutes, notices of meetings, agendas and other Board materials; (vii) provide the Trust with the services of an adequate number of persons competent to perform the administrative and clerical functions described herein; (viii) provide the Trust with administrative office and data processing facilities; (ix) arrange for payment of each Fund's expenses; (x) provide routine accounting services to the Funds, and consult with the Trust's officers, independent accountants, legal counsel, custodian, accounting agent and transfer and dividend disbursing agent in establishing the accounting policies of the Trust; (xi) prepare such financial information and reports as may be required by any banks from which the Trust borrows funds;
(xii) develop and implement procedures to monitor each Fund's compliance with regulatory requirements and with each Fund's investment policies and restrictions as set forth in each Fund's currently effective Prospectus and Statement of Additional Information filed under the Securities Act of 1933, as amended; (xiii) arrange for the services of persons who may be appointed as officers of the Trust, including the President, Vice Presidents, Treasurer, Secretary and one or more assistant officers; and (xiv) provide such assistance to the Investment Adviser, the custodian, other Trust service providers and the Fund counsel and auditors as generally may be required to carry on properly the business and operations of the Trust. The Trust agrees to cause the portfolio management agent to deliver to the Administrator, on a timely basis, such information as may be necessary or appropriate for the Administrator's performance of its duties and responsibilities hereunder, including but not limited to, shareholder reports, records of transactions, valuations of investments (which may be based on information provided by a pricing service) and records of expenses borne by each Fund, and the Administrator shall be entitled to rely on the accuracy and completeness of such information in performing its duties hereunder. Notwithstanding anything to the contrary herein contained, the Trust, and not the Administrator, shall be responsible for and bear the cost of any third party pricing services and any third party blue sky services.

                 (b) In  providing  for  any or all of the  services  listed  in section 2(a) hereof, and in satisfaction of its obligations to provide such services, the Administrator may enter into agreements with one or more other persons to provide such services to the Trust, provided that any such agreement shall have been approved by the Board of Trustees of the Trust, and provided further that the Administrator shall be as fully responsible to the Funds for the acts and omissions of any such service providers as it would be for its own acts or omissions hereunder.

                 (c) All activities of the Administrator shall be conducted in accordance with the Trust's Declaration of Trust, By-laws and prospectus, under the supervision and direction of the Board of Trustees, and in conformity with the 1940 Act and other applicable federal and state securities laws and regulations.

         3. Expenses of the Administrator. The Administrator assumes the expenses of and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense provide office space, facilities, equipment and the necessary personnel which it is obligated to provide under section 2 hereof, except that the Trust shall pay the expenses of legal counsel and accountants. In addition, the Administrator shall be responsible for the payment of any persons engaged pursuant to section 2(b) hereof. The Trust shall assume and pay or cause to be paid all other expenses of the Funds.

         4. Compensation of the Administrator. For the services provided to the Trust and each Fund by the Administrator pursuant to this Agreement, each Fund shall pay the Administrator for its services, a fee in accordance with the terms set forth in the Fee Letter Agreement dated as of July 1, 1996 relating to services to be provided to the Trust and HT Insight Funds, Inc. d/b/a Harris Insight Funds, a Maryland Corporation (the "Company"), and executed by the Trust, the Company, the Administrator, Funds Distributor, Inc. (the sub-administrator), PFPC, Inc. (the sub-administrator and accounting services agent) and PNC Bank, N.A. (the custodian), as the same may be amended from time to time.

         5. Limitation of Liability of the Administrator; Indemnification. The Administrator shall not be liable to the Trust or any Fund for any error of judgment or mistake of law or for any loss arising out of any act or omission by the Administrator, or any persons engaged pursuant to section 2(b) hereof, including officers, agents and employees of the Administrator and its affiliates, in the performance of its duties hereunder. Nothing herein contained shall be construed to protect the Administrator against any liability to the Trust, a Fund, or shareholders to which the Administrator shall otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

         6. Activities of the Administrator. The services of the Administrator under this Agreement are not to be deemed exclusive, and the Administrator and any person controlled by or under common control with the Administrator shall be free to render similar services to others and services to the Trust in other capacities.

         7.       Duration and Termination of this Agreement.

                  (a) This Agreement shall become effective as of the date first above written and shall continue in effect with respect to each Fund for a period of two (2) years from the date hereof, and thereafter from year to year so long as such continuation is specifically approved at least annually by the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust within the meaning of the 1940 Act and who have no direct or indirect interest in this Agreement; provided, however, that this Agreement may be terminated at any time without the payment of any penalty, on behalf of any or all of the Funds, by the Trust, by the Board or, with respect to any Fund, by "vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of that Fund, or by the Administrator on not less than 60 days' written notice to the other party. This Agreement shall automatically terminate in the event of its "assignment" as defined in the 1940 Act.

                  (b) The Administrator hereby agrees that the books and records prepared hereunder with respect to the Trust are the property of the Trust and further agrees that upon the termination of this Agreement or otherwise upon request the Administrator will surrender promptly to the Trust copies of the books and records maintained or required to be maintained hereunder, including in such machine-readable form as agreed upon by the parties, in accordance with industry practice, where applicable.

         8. Amendments of this Agreement. This Agreement may be amended by the parties hereto only if such amendment is specifically approved by the Board of Trustees of the Trust and such amendment is set forth in a written instrument executed by each of the parties hereto.

         9. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Illinois as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of Illinois, or any provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         10. Counterparts. This Agreement may be executed by the parties hereto in counterparts and if so executed, the separate instruments shall constitute one agreement.

         11. Notices. All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier date of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notice shall be addressed: (a) if to the Administrator, to the attention of: Peter P. Capaccio, Senior Vice President, Harris Trust & Savings Bank, 111 West Monroe Street, Chicago, IL 60603; or (b) if to the Trust, to the attention of: President, Harris Insight Funds Trust, One Exchange Place, Tenth Floor, Boston, MA 02109 or at such other address as either party may designate by written notice to the other. Notice shall also be deemed sufficient if given by telex, telecopier, telegram or similar means of same day delivery (with a confirming copy by mail as provided herein).

         12. Separate Funds. This Agreement shall be construed to be made by the Trust as a separate agreement with respect to each Fund, and under no circumstances shall the rights, obligations or remedies with respect to a particular Fund be deemed to constitute a right, obligation or remedy applicable to any other Fund.

         13. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior arrangements, agreements or understandings.

         14. Limitation of Liability. The names "Harris Insight Funds Trust" and "Trustees of Harris Insight Funds Trust" refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated December 6, 1995 which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Harris Insight Funds Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are not made individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.







         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            HARRIS INSIGHT FUNDS TRUST

                                            By:   /s/ Richard W. Ingram
                                                  --------------------------
                                            Name: Richard W. Ingram
                                                  --------------------------
                                            Title:President
                                                  --------------------------

                                            HARRIS TRUST & SAVINGS BANK

                                            By:   /s/ Peter P. Capaccio
                                                  --------------------------
                                            Name: Peter P. Capaccio
                                                  --------------------------
                                            Title:Senior Vice President
                                                  --------------------------






                                                            Dated: July 1, 1996




                                   SCHEDULE A
                                TO THE AGREEMENT
                                     BETWEEN
                           HARRIS INSIGHT FUNDS TRUST
                                       AND
                           HARRIS TRUST & SAVINGS BANK

NAME OF FUND
------------

HARRIS   INSIGHT FUNDS TRUST

         Harris Insight Equity Income Fund
         Harris Insight Growth Fund
         Harris Insight Small-Cap Opportunity Fund
         Harris Insight Index Fund
         Harris Insight International Fund
         Harris Insight Balanced Fund
         Harris Insight Convertible Securities Fund
         Harris Insight Bond Fund
         Harris Insight Intermediate Government Bond Fund
         Harris Insight Intermediate Tax-Exempt Bond Fund
         Harris Insight Tax-Exempt Bond Fund



                                           HARRIS INSIGHT FUNDS TRUST

                                           By:    /s/ Richard W. Ingram
                                                  -------------------------
                                           Name:  Richard W. Ingram
                                                  -------------------------
                                           Title: President
                                                  -------------------------

                                           HARRIS TRUST & SAVINGS BANK

                                           By:    /s/ Peter P. Capaccio
                                                  -------------------------
                                           Name:  Peter P. Capaccio
                                                  -------------------------
                                           Title: Senior Vice President
                                                  -------------------------